Exhibit 99.3
GERA PROPERTY ACQUISITION LLC
January 4, 2007
Abrams Office Center, Ltd.
c/o Millennium Office Management, Inc.            By E-Mail: jonathan@momgmt.net
10440 N. Central Expressway, Suite 1150
Dallas, TX 75231
Attn: Jonathan Azoulay
Attn: Abraham Azoulay
Re:    Abrams Centre — Extension of Review Period
Dear Messrs. Azoulay:
     This letter relates to that certain Purchase and Sale Agreement dated effective as of October 24, 2006 (the “Original Agreement”), as amended by letter agreements dated December 8, 2006, December 15, 2006 and December 29, 2006, the last such letter agreement having been itself amended on January 3, 2007 (the Original Agreement, as so amended, is collectively, the “Purchase Agreement”), whereby Abrams Office Center, Ltd., a Texas limited partnership (“AOC”), as seller, agreed to sell to GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), as purchaser, that certain property commonly known as the “Abrams Centre” located at 9330 LBJ Freeway, Dallas, Texas (the “Property”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
     The purpose of this letter is to amend the Purchase Agreement as herein provided. AOC and GERA hereby agree that the expiration date of the Review Period is hereby extended from January 4, 2007 (i.e., the date established by the January 3, 2007 amendment to the December 29, 2006 letter agreement) to January 19, 2007, and that the Closing Date shall be February 5, 2007. Notwithstanding anything to the contrary contained in the Purchase Agreement, if GERA terminates the Purchase Agreement pursuant to Section 7(c) of the Original Agreement on any date after January 9, 2007 but prior to the expiration of the Review Period (as extended hereby) then, except as provided below, $50,000 of the Earnest Money shall be paid to AOC and the balance of the Earnest Money shall be paid to GERA.
     AOC acknowledges that GERA has ordered, but has not yet received, a final environmental report covering testing of limited soil borings and groundwater on the Property (the “Final Phase II Report”) in order to determine as follows (quoting from the Phase I recommendation for a Phase II study): “whether the Site’s subsurface media has been impacted by the present or former activities at the property north of the north abutting property.” If GERA receives the Final Phase II Report after January 9, 2007 and before January 26, 2007, and if the Final Phase II Report concludes that the subsurface media of the Property has been negatively

GERA PROPERTY ACQUISITION LLC
Abrams Office Center, Ltd.
January 4, 2007

impacted by the present or former activities at the property north of the north abutting property to a degree that Purchaser in its sole but reasonable judgment deems to be material, then notwithstanding the foregoing provisions of this letter agreement, if GERA terminates the Purchase Agreement pursuant to Section 7(c) of the Original Agreement by delivering a written termination notice to AOC on or before January 30, 2007, then 100% of the Earnest Money shall be returned to GERA and no portion of the Earnest Money shall be paid to AOC.
     Except as amended hereby, the parties agree that the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.
     Please execute below to acknowledge AOC’s agreement to the terms and conditions of this letter agreement, and return the fully executed letter to GERA by e-mail addressed to Mark Chrisman at Mark.Chrisman@Grubb-Ellis.com .

Yours Truly, GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company
By:	/s/ Mark W. Chrisman
Mark W. Chrisman
Executive Vice President

THE UNDERSIGNED HAS THE AUTHORITY TO EXECUTE THIS LETTER AGREEMENT ON BEHALF OF AOC AND ACKNOWLEDGES AND AGREES TO THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT:

ABRAMS OFFICE CENTER, LTD., a Texas limited partnership
By:	Synerplex Properties, L.L.C., a Texas
limited liability company, its sole general partner

	By:	/s/ Jonathan Azoulay
Manager of SynerPlex Properties, L.L.C.

cc:	James H. Wallenstein (e-mail: jwallenstein@jenkens.com) Robert Slaughter (e-mail: Robert.Slaughter@Grubb-Ellis.com) James L. Beard (e-mail: James.Beard@dlapiper.com)